Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Introduction
On November 1, 2024 (the "closing date"), Standard Motor Products, Inc. (“Standard Motor Products,” “SMP,” or the “Company”) completed its previously announced acquisition (the “Acquisition”) of SMP Nissens III ApS (formerly known as AX V Nissens III ApS) and its direct and indirect subsidiaries (“Nissens Automotive”), pursuant to the terms of a Share Sale and Purchase Agreement (the “Purchase Agreement”), dated as of July 5, 2024, by and among the Company, the sellers party thereto, and Axcel V K/S, as the sellers’ representative. Pursuant to the Purchase Agreement, the Company acquired the entire share capital of Nissens Automotive for €366 million ($397 million), after closing adjustments.
The unaudited pro forma combined balance sheet as of September 30, 2024 gives effect to the Acquisition, as if this transaction had been completed on September 30, 2024 and combines the unaudited consolidated balance sheet of Standard Motor Products as of September 30, 2024 with Nissens Automotive’s unaudited consolidated balance sheet as of September 30, 2024. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 were prepared as if the Acquisition had been completed on January 1, 2023. These unaudited pro forma combined balance sheet and unaudited pro forma combined income statements are collectively referred to as the pro forma financial information. The pro forma financial information has been derived from the historical consolidated financial statements of Standard Motor Products and Nissens Automotive.
The unaudited pro forma combined financial information should be read in conjunction with:
●The accompanying notes to the unaudited pro forma combined financial information;
●The separate audited consolidated financial statements of Standard Motor Products as of and for the year ended December 31, 2023 and the related notes, included in Standard Motor Products' Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
●The separate unaudited consolidated financial statements of Standard Motor Products as of and for the nine months ended September 30, 2024 and the related notes, included in Standard Motor Products' Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2024;
●The separate historical audited consolidated financial statements of Nissens Automotive as of and for the fiscal year ended April 30, 2024, and the related notes, included in Nissens Automotive’s financial statements and audit report for the fiscal year ended April 30, 2024.
The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” as adopted by the SEC on May 20, 2020. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and is only presenting transaction accounting adjustments in the unaudited pro forma combined financial statements.
Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial statements are described in the accompanying notes. The unaudited pro forma combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition and the other related transactions occurred on the dates indicated. Further, the unaudited pro forma combined financial information does not purport to project the future operating results or financial position of Standard Motor Products following the completion of the Acquisition and the other related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed. The pro forma financial information does not include adjustments to reflect any potential revenue, synergies or dis-synergies, or cost savings that may be achievable in connection with the Acquisition, or the associated costs that may be necessary to achieve such revenues, synergies, or cost savings.
Accounting for the Acquisition
The Acquisition is being accounted for as a business combination using the acquisition method, with Standard Motor Products as the accounting acquirer, in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the aggregate purchase consideration will be allocated to Nissens Automotive’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Acquisition. The process of valuing the net assets of Nissens Automotive immediately prior to the Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Accordingly, the aggregate purchase consideration allocation and related adjustments reflected in this unaudited pro forma combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 2 - Basis of Presentation for more information.
Standard Motor Products financed the Acquisition primarily with borrowings under a new five-year credit agreement entered into on September 16, 2024, with JPMorgan Chase Bank N.A., as administrative agent and a syndicate of lenders (the "2024 Credit Agreement") as well as with cash from the combined company balance sheets. Refer to Notes 6(g) and 7(c) for more information.
Standard Motor Products' financial statements were prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") while Nissens Automotive’s financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board ("IASB"). The accounting policies used in the preparation of the pro forma financial information are those set out in Standard Motor Products' audited financial statements as of and for the year ended December 31, 2023. The conformation of Nissens Automotive’s accounting policies along with Standard Motor Products' accounting policies is described below in Note 3.
The transaction accounting adjustments are preliminary, based upon available information as of the date of filing the Current Report on Form 8-K/A to which this pro forma financial information is included as an Exhibit, and prepared solely for the purpose of this pro forma financial information. These adjustments are based on preliminary estimates and will be different from the adjustments that may be determined based on final acquisition accounting, and these differences could be material. The transaction accounting adjustments are based on the consideration paid for the Acquisition, cash on hand and indebtedness adjustments, and the fair values of assets acquired and liabilities assumed. This assessment will not be completed until Standard Motor Products reports its results for the year ended December 31, 2024 and through the measurement period. The estimated fair values assigned in this pro forma financial information are preliminary and represent Standard Motor Products' current best estimate of fair value and are subject to revision.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2024
(All amounts expressed in U.S. dollars in thousands unless otherwise noted)

	Standard Motor Products (Historical)	Nissens Automotive (Historical Reclassified & Aligned) (DKK)	Nissens Automotive (Historical Reclassified & Aligned)	Pro Forma Transaction Adjustments	Notes	Pro Forma Financing Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,348	122,741	$18,377	$(395,736)	(6a)	$439,571	(6a)	$88,560
Accounts receivable, less allowances for discounts and expected credit losses	217,130	383,447	57,410	—		—		274,540
Inventories	503,015	534,407	80,012	9,417	(6b)	—		592,444
Unreturned customer inventories	17,843	—	—	—		—		17,843
Prepaid expenses and other current assets	28,873	4,247	636	(996)	(6j)	—		28,513
Total current assets	793,209	1,044,842	156,435	(387,315)		439,571		1,001,900

Property, plant and equipment, net	138,490	127,556	19,098	9,950	(6c)	—		167,538
Operating lease right-of-use assets	96,039	61,355	9,186	—		—		105,225
Goodwill	134,725	572,006	85,641	43,637	(6e)	—		264,003
Other intangibles, net	85,837	225,545	33,769	193,331	(6d)	—		312,937
Deferred income taxes	45,315	13,134	1,966	—		—		47,281
Investments in unconsolidated affiliates	23,914	—	—	—		—		23,914
Other assets	33,012	2,589	385	—		1,415	(6g)	34,812
Total assets	$1,350,541	2,047,027	$306,480	$(140,397)		$440,986		1,957,610
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of term loan and other debt	$2,685	—	$—	$—		$15,615	(6g)	$18,300
Accounts payable	112,404	238,364	35,686	—		—		148,090
Sundry payables and accrued expenses	69,666	145,673	21,812	5,009	(6h)	—		96,487
Accrued customer returns	62,326	6,892	1,032	—		—		63,358
Accrued core liability	15,226	—	—	—		—		15,226
Accrued rebates	53,163	153,341	22,958	—		—		76,121
Payroll and commissions	37,050	22,824	3,417	—		—		40,467
Total current liabilities	352,520	567,094	84,905	5,009		15,615		458,049

Long-term debt	140,163	110,067	16,479	—		425,371	(6g)	582,013
Noncurrent operating lease liabilities	86,259	41,223	6,172	—		—		92,431
Other accrued liabilities	28,611	9,413	1,409	—		—		30,020
Deferred tax liabilities	—	62,615	9,375	46,890	(6f)	—		56,265
Accrued asbestos liabilities	89,544	—	—	—		—		89,544
Total liabilities	697,097	790,412	118,340	51,899		440,986		1,308,322
Commitments and contingencies
Stockholders' equity:
Common stock - par value $2.00 per share:
Authorized - 30,000,000 shares; issued 23,936,036 shares	47,872	615	92	(92)	(6i)	—		47,872
Capital in excess of par value	103,818	714,950	107,042	(107,042)	(6i)	—		103,818
Retained earnings	583,919	185,991	27,847	(32,003)	(6i)	—		579,763
Accumulated other comprehensive income	(9,574)	15,773	2,361	(2,361)	(6i)	—		(9,574)
Treasury stock - at cost (2,215,186 shares)	(87,202)	—	—	—		—		(87,202)
Total SMP stockholders' equity	638,833	917,329	137,342	(141,498)		—		634,677
Noncontrolling interest	14,611	339,286	50,798	(50,798)	(6i)	—		14,611
Total stockholders' equity	653,444	1,256,615	188,140	(192,296)		—		649,288
Total liabilities and stockholders’ equity	$1,350,541	2,047,027	$306,480	$(140,397)		$440,986		$1,957,610

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2024
(All amounts expressed in U.S. dollars in thousands, except share and per share data, unless otherwise noted)

	Standard Motor Products (Historical)	Nissens Automotive (Historical Reclassified & Aligned) (DKK)	Nissens Automotive (Historical Reclassified & Aligned)	Pro Forma Transaction Adjustments	Notes	Pro Forma Financing Adjustments	Notes	Pro Forma Combined
Net sales	$1,120,497	1,515,408	$220,861	$—		$—		$1,341,358
Cost of sales	798,162	914,972	133,351	—		—		931,513
Gross profit	322,335	600,436	87,510	—		—		409,845
Selling, general, and administrative expenses	239,822	384,592	55,792	3,106	(7b)	—		298,720
Restructuring and integration expenses	5,774	—	—	—		—		5,774
Other income, net	5	13	2	—		—		7
Operating income	76,744	215,857	31,720	(3,106)		—		105,358
Other non-operating income, net	5,147	4,591	669	—		—		5,816
Interest expense	7,964	10,247	1,754	—		13,104	(7c)	22,821
Earnings from continuing operations before income taxes	73,927	210,201	30,635	(3,106)		(13,104)		88,353
Provision for income taxes	18,718	44,695	6,514	(683)	(7d)	(3,310)	(7d)	21,239
Earnings from continuing operations	55,209	165,506	24,121	(2,423)		(9,794)		67,114
Loss from discontinued operations, net of income tax	(24,727)	—	—	—		—		(24,727)
Net earnings	30,482	165,506	24,121	(2,423)		(9,794)		42,387
Net earnings attributable to noncontrolling interest	785	44,687	6,513	(6,513)	(6i)	—		785
Net earnings attributable to SMP	$29,697	120,819	$17,608	$4,090		$(9,794)		$41,602

Net earnings (loss) attributable to SMP
Continuing operations	$54,424							$66,329
Discontinued operations	(24,727)							(24,727)
Net earnings attributable to SMP	$29,697							$41,602

Per common share data
Basic:
Continuing operations	$2.50							$3.04
Discontinued operations	(1.14)							(1.14)
Net earnings attributable to SMP per common share	$1.36							$1.90

Diluted:
Continuing operations	$2.45							$2.98
Discontinued operations	(1.11)							(1.11)
Net earnings attributable to SMP per common share	$1.34							$1.87

Dividend declared per common share	$0.87							$0.87

Weighted average number of common shares, basic	21,802,164							21,802,164
Weighted average number of common shares, diluted	22,225,444							22,225,444

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2023
(All amounts expressed in U.S. dollars in thousands, except share and per share data, unless otherwise noted)

	Standard Motor Products (Historical)	Nissens Automotive (Historical Reclassified & Aligned) (DKK)	Nissens Automotive (Historical Reclassified & Aligned)	Pro Forma Transaction Adjustments	Notes	Pro Forma Financing Adjustments	Notes	Pro Forma Combined
Net sales	$1,358,272	1,768,959	$256,838	$—		$—		$1,615,110
Cost of sales	969,446	1,173,710	170,413	9,417	(7a)	—		1,149,276
Gross profit	388,826	595,249	86,425	(9,417)		—		465,834

Selling, general, and administrative expenses	293,583	493,052	71,587	10,045	(7b)	—		375,215
Restructuring and integration expenses	2,642	—	—	—		—		2,642
Other income, net	76	4,438	644	—		—		720
Operating income	92,677	106,635	15,482	(19,462)		—		88,697
Other non-operating income, net	2,326	10,306	1,496	—		—		3,822
Interest expense	13,287	18,198	2,642	—		18,196	(7c)	34,125
Earnings from continuing operations before income taxes	81,716	98,743	14,337	(19,462)		(18,196)		58,395
Provision for income taxes	18,368	18,498	2,686	(4,018)	(7d)	(4,596)	(7d)	12,440
Earnings from continuing operations	63,348	80,245	11,651	(15,444)		(13,600)		45,955
Loss from discontinued operations, net of income taxes	(28,996)	—	—	—		—		(28,996)
Net earnings	34,352	80,245	11,651	(15,444)		(13,600)		16,959
Net earnings attributable to noncontrolling interest	204	21,666	3,146	(3,146)	(6i)	—		204
Net earnings attributable to SMP	34,148	58,579	8,505	$(12,298)		$(13,600)		16,755

Net earnings (loss) attributable to SMP
Continuing operations	$63,144							$45,751
Discontinued operations	(28,996)							(28,996)
Net earnings attributable to SMP	$34,148							$16,755

Per common share data
Basic:
Continuing operations	$2.91							$2.11
Discontinued operations	(1.34)							(1.34)
Net earnings attributable to SMP per common share	$1.57							$0.77

Diluted:
Continuing operations	$2.85							$2.06
Discontinued operations	(1.31)							(1.31)
Net earnings attributable to SMP per common share	$1.54							$0.75

Dividend declared per common share	$1.16							$1.16

Weighted average number of common shares, basic	21,716,177							21,716,177
Weighted average number of common shares, diluted	22,161,341							22,161,341

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(All amounts expressed in U.S. dollars unless otherwise noted)
Note 1 – Description of Transaction
On July 5, 2024, Standard Motor Products entered into an agreement to acquire Nissens Automotive, a leading European automotive parts manufacturer and distributor of aftermarket engine cooling and air conditioning products. The transaction closed on November 1, 2024. Pursuant to the terms of the Purchase Agreement, SMP acquired all of the issued and outstanding shares of Nissens Automotive. The preliminary fair value of consideration transferred was €366 million ($397 million), after closing adjustments.
In connection with the execution of the Purchase Agreement, the Company entered into a credit agreement on September 16, 2024 with JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of lenders (the “2024 Credit Agreement") which provides for borrowings of approximately $750 million consisting of:
•$430 million multi-currency revolving credit facility;
•$10 million multi-currency revolving credit facility which will be available to wholly-owned Danish subsidiaries of the Company;
•$200 million delayed draw term loan facility; and
•€100 million delayed draw term loan facility.
Borrowings under the 2024 Credit Agreement were used to finance the Company’s acquisition of Nissens Automotive and related transaction costs.
Note 2 - Basis of Presentation
The pro forma combined balance sheet was prepared using the historical unaudited balance sheets of Standard Motor Products and Nissens Automotive as of September 30, 2024. Standard Motor Products' most recent fiscal year ended on December 31, 2023, and Nissens Automotive's most recent fiscal year ended on April 30, 2024. The unaudited pro forma combined statements of operations were prepared using the historical:
•audited consolidated statement of operations of Standard Motor Products for the year ended December 31, 2023;
•unaudited consolidated statement of operations of Standard Motor Products for the nine months ended September 30, 2024; and
•unaudited consolidated statements of operations of Nissens Automotive, which were derived from the general ledger data for the nine months ended September 30, 2024 and for the year ended December 31, 2023.

The pro forma financial information reflects transaction accounting adjustments that management believes are necessary to present fairly Standard Motor Products' pro forma results of operations and financial position following the closing of the Acquisition as of and for the periods indicated. The transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Standard Motor Products' financial condition and results of operations as if the Acquisition was completed on January 1, 2023 for purposes of the unaudited pro forma combined statements of operations and September 30, 2024 for purposes of the unaudited pro forma combined balance sheet.
The initial allocation of the preliminary estimated consideration in this pro forma financial information is based upon the estimated fair value of the consideration as of the Acquisition closing date on November 1, 2024.
Goodwill represents the excess of the estimated purchase price over the estimated fair value of Nissens Automotive’s identifiable assets and liabilities, including the fair value of the estimated identifiable indefinite-lived and finite-lived intangible assets. Goodwill will not be amortized but will be subject to periodic impairment testing. The goodwill balance shown in the pro forma financial information is preliminary and subject to change as a result of the same factors affecting both the estimated consideration and the estimated fair value of identifiable assets and liabilities acquired. The goodwill balance represents the combined company’s expectations of the strategic opportunities available to it as a result of the Acquisition, as well as business specific knowledge and the replacement cost of an assembled workforce that may be derived from the Acquisition.
Upon completion of the final valuation, the estimated fair value of the acquired assets and liabilities will be updated and allocation of the excess purchase price, if any, will be recorded to goodwill. The calculation of goodwill could be materially impacted by measurement period adjustments. Under ASC 805, costs related to the transaction are expensed in the period they are incurred. Total transaction-related costs incurred by Standard Motor Products in connection with the Acquisition are estimated to be $9.5 million. The total amount is reflected as an expense in the unaudited combined statement of operations for the year ended December 31, 2023.
For purposes of preparing the pro forma financial information, the historical financial information of Nissens Automotive and related pro forma adjustments were translated from Danish kroner ("DKK") to U.S. dollars ("USD") using the following historical exchange rates:

Closing exchange rate as of September 30, 2024	0.14972
Average exchange rate for the nine months ended September 30, 2024	0.14574
Average exchange rate for the year ended December 31, 2023	0.14519
These exchange rates may differ from future exchange rates which would have an impact on the pro forma financial information and would also impact purchase accounting.
Note 3 - Significant Accounting Policies
Standard Motor Products' financial statements were prepared in accordance with U.S. GAAP while Nissens Automotive's financial statements were prepared in accordance with IFRS as issued by the IASB. The accounting policies used in the preparation of the pro forma financial information are those set out in Standard Motor Products' audited financial statements as of and for the year ended December 31, 2023.
Certain adjustments were made to conform the IFRS presentation to U.S. GAAP presentation in alignment with Standard Motor Products' presentation of U.S. GAAP as specified in Note 4. These adjustments and reclassifications have no effect on previously reported total assets, total liabilities and stockholders’ equity, or net income or loss of Standard Motor Products or Nissens Automotive. Accounting policy differences and additional reclassification adjustments may be identified as Standard Motor Products completes its acquisition accounting in accordance with ASC 805.
At the time of filing the Current Report on Form 8-K/A to which this pro forma financial information is included as an Exhibit, except U.S. GAAP and reclassification adjustments specified in Note 4 related to certain balances presented in the historical financial statements of Nissens Automotive, Standard Motor Products is not aware of any material differences between the accounting policies of the two entities that would continue to exist subsequent to the application of acquisition accounting.
The estimated income tax impacts of the pre-tax adjustments that are reflected in the unaudited combined pro forma financial information are calculated using an estimated blended statutory rate, which is based on preliminary assumptions related to the jurisdictions in which the income (expense) adjustments will be recorded. The estimated blended statutory rate and the effective tax rate of the combined company could be significantly different depending on the post-transaction activities and geographical composition of profit or loss before taxes.
Note 4 – Reclassifications and U.S. GAAP Adjustments
The unaudited combined pro forma financial information has been adjusted to reflect certain reclassifications in the presentation in Nissens Automotive's financial statements to conform to Standard Motor Products' financial statement presentation. In addition, management reviewed the historical Nissens Automotive accounting policies to conform to those of Standard Motor Products. At the current time, the Company is not aware of any differences in accounting policies that would have a material impact on the pro forma financial information.
The Company will conduct a further review of Nissens Automotive’s accounting policies during its post-acquisition integration to determine if there are any additional differences that require adjustment of Nissens Automotive’s revenues, expenses, assets, or liabilities to conform accounting policies and classifications. As a result of that review, the Company may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial information.

Unaudited Pro Forma Combined Balance Sheet Reclassification Adjustments Along With U.S. GAAP Conversion Adjustments
As of September 30, 2024
(All amounts in the reclassification tables and related footnotes below are expressed in DKK in thousands unless otherwise noted)

Refer to the table below for a summary of adjustments made to present Nissens Automotive’s balance sheet as of September 30, 2024, to conform with that of Standard Motor Products.

Standard Motor Products Historical Consolidated Balance Sheet Line Items	Nissens Automotive Historical Consolidated Balance Sheet Line Items	Nissens Automotive Historical Balances	Reclassification		U.S. GAAP Alignment		Nissens Automotive Reclassified & Aligned
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	Cash and cash equivalents	122,741	—		—		122,741
Accounts receivable, less allowances for discounts and expected credit losses	Trade and other receivables and prepayments	357,530	25,917	(a), (b)	—		383,447
Inventories	Inventory	534,407	—		—		534,407
Prepaid expenses and other current assets		—	4,247	(a), (b), (c)	—		4,247
Total current assets		1,014,678	30,164		—		1,044,842
Property, plant and equipment, net	Property, plant and equipment	178,364	(50,808)	(g)	—		127,556
Operating lease right-of-use assets		—	50,808	(g)	10,547	(k)	61,355
Goodwill		—	572,006	(h)	—		572,006
Other intangibles, net	Intangible assets	797,551	(572,006)	(h)	—		225,545
Deferred income taxes	Deferred tax assets	13,134	—		—		13,134
Other assets	Other financial assets	5,475	(2,886)	(c)	—		2,589
Total assets		2,009,202	27,278		10,547		2,047,027
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	Trade and other payables	450,319	(211,955)	(a)	—		238,364
	Income tax payable	54,342	(54,342)	(d)	—		—
Sundry payables and accrued expenses		—	167,717	(a), (d), (e), (f)	(22,044)	(k)	145,673
	Provisions	4,786	(4,786)	(e)	—		—
	Lease liabilities, current	45,236	(45,236)	(f)	—		—
	Contract liabilities	7,374	(7,374)	(i)	—		—
	Deferred tax liabilities	62,615			(62,615)	(l)	—
Accrued customer returns		—	6,892	(e), (i)	—		6,892
Accrued rebates		—	153,341	(a)	—		153,341
Payroll and commissions		—	22,824	(a)	—		22,824
Total current liabilities		624,672	27,081		(84,659)		567,094
Long-term debt	Borrowings	110,067	—		—		110,067
Noncurrent operating lease liabilities	Lease liabilities	9,695	—		31,528	(k)	41,223
Other accrued liabilities	Other payables	9,216	197	(e)	—		9,413
Deferred tax liabilities		—	—		62,615	(l)	62,615
Total liabilities		753,650	27,278		9,484		790,412
Stockholders' equity:
Common stock - par value $2.00 per share: Authorized - 30,000,000 shares; issued 23,936,036 shares	Share capital	615	—		—		615
Capital in excess of par value		—	714,950	(j)	—		714,950
Retained earnings	Retained earnings	900,941	(714,950)	(j)	—		185,991
Accumulated other comprehensive income	Foreign currency translation reserve	14,710	—		1,063	(k)	15,773
Treasury stock - at cost (2,215,186 shares)		—	—		—		—
Total SMP stockholders' equity		916,266	—		1,063		917,329
Noncontrolling interest		339,286	—		—		339,286
Total stockholders' equity		1,255,552	—		1,063		1,256,615
Total liabilities and stockholders' equity		2,009,202	27,278		10,547		2,047,027
(a) Reclassify trade and other payables of 63,328 to sundry payables and accrued expenses; 153,341 to accrued rebates; 22,824 to payroll and commissions; 4,472 to prepaid expenses and other current assets; and 32,011 to increase accounts receivable, less allowances for discounts and expected credit losses

(b) Reclassify trade and other receivables and prepayments of 5,835 to prepaid expenses and other current assets; 284 to sundry payables and accrued expenses; and 25 to accrued customer returns
(c) Reclassify other financial assets of 2,886 to prepaid expenses and other current assets
(d) Reclassify income tax payable of 54,342 to sundry payables and accrued expenses
(e) Reclassify provisions of 1,406 to sundry payables and accrued expenses; 3,184 to accrued customer returns; and 196 to other accrued liabilities
(f) Reclassify lease liabilities, current of 45,326 to sundry payables and accrued expenses
(g) Reclassify property, plant and equipment of 50,808 to operating lease right-of-use assets
(h) Reclassify intangible assets of 572,006 to goodwill
(i) Reclassify contract liabilities of 3,691 to sundry payables and accrued expenses; and 3,683 to accrued customer returns
(j) Reclassify retained earnings of 714,950 to capital in excess of par value
(k) Adjustment of lease expense to convert from IFRS 16 - Leases to ASC 842, Leases in accordance with SMP accounting policy under U.S. GAAP
(l) Reclassify deferred tax liabilities from current to non-current to align with ASC 740, Income Taxes

Unaudited Pro Forma Combined Statement of Operations Reclassification Adjustments Along With U.S. GAAP Conversion Adjustments
For the nine months ended September 30, 2024 and December 31, 2023
(All amounts in the reclassification tables and related footnotes below are expressed in DKK in thousands unless otherwise noted)

Refer to the table below for a summary of adjustments made to present Nissens Automotive’s statement of operations for the nine months ended September 30,         2024, to conform with that of Standard Motor Products.

Standard Motor Products Historical Consolidated Statement of Operations Line Items	Nissens Automotive Historical Consolidated Statement of Operations Line Items	Nissens Automotive Historical Consolidated Balances	Reclassification		U.S. GAAP Alignment		Nissens Automotive Reclassified & Aligned
Net sales	Revenue	1,517,205	(1,797)	(a)	—		1,515,408
Cost of sales			914,972	(a) - (d)	—		914,972
	Cost of raw materials and consumables	892,941	(892,941)	(g)			—
	Changes in inventories of finished goods and work in progress	(27,160)	27,160	(g)	—		—
Gross profit		651,424	(50,988)		—		600,436
Selling, general and administrative expenses		—	362,467	(a) - (e)	22,125	(f)	384,592
	Other external costs	215,023	(215,023)	(a)	—		—
	Depreciation and amortisation	67,442	(37,386)	(b)	(30,056)	(f)	—
	Other operating income	(4,022)	4,022	(c)	—		—
	Staff costs	164,393	(164,393)	(d)	—		—
Restructuring and integration expenses		—	—		—		—
Other income, net		—	13		—		13
Operating income		208,588	(662)		7,931		215,857
Other non-operating income, net	Financial income	3,827	764	(e)	—		4,591
Interest expense	Financial expenses	11,930	102	(e)	(1,785)	(f)	10,247
Earnings from continuing operations before income taxes		200,485	—		9,716		210,201
Provision for income taxes	Tax	42,556	—		2,139		44,695
Earnings from continuing operations		157,929	—		7,577		165,506
Loss from discontinued operations, net of income taxes		—	—		—		—
Net earnings		157,929	—		7,577		165,506
Net earnings attributable to noncontrolling interest		44,687	—		—		44,687
Net earnings attributable to SMP		113,242	—		7,577		120,819
(a) Reclassify other external costs of 198,452 to selling, general and administrative expense; 1,797 to net sales; and 14,774 to cost of sales
(b) Reclassify depreciation and amortisation of 33,470 to selling, general and administrative expense and 3,916 to cost of sales
(c) Reclassify other operating income of 3,275 to cost of sales; 733 to selling, general and administrative expense; and 13 to other income, net
(d) Reclassify staff costs of 130,617 to selling, general and administrative expenses; and 33,776 to cost of sales
(e) Reclassify financial income of 764 to other non-operating income, net; and financial expense of 662 to selling, general and administrative expenses
(f) Adjustment of lease expense to convert from IFRS 16 - Leases to ASC 842, Leases in accordance with SMP accounting policy under U.S. GAAP
(g) Reclassify cost of raw materials and consumables and changes in inventories of finished goods and work in progress to cost of sales

Refer to the table below for a summary of adjustments made to present Nissens Automotive’s statement of operations for the year ended December 31, 2023 to conform with that of Standard Motor Products.

Standard Motor Products Historical Consolidated Statement of Operations Line Items	Nissens Automotive Historical Consolidated Statement of Operations Line Items	Nissens Automotive Historical Consolidated Balances	Reclassification		U.S. GAAP Alignment		Nissens Automotive Reclassified & Aligned
Net sales	Revenue	1,769,825	(866)	(a)	—		1,768,959
Cost of sales			1,173,710	(a), (b), (d)	—		1,173,710
	Cost of raw materials and consumables	939,395	(939,395)	(g)			—
	Changes in inventories of finished goods and work in progress	156,937	(156,937)	(g)	—		—
Gross profit		673,493	(78,244)		—		595,249
Selling, general and administrative expenses		—	464,932	(a) - (e)	28,120	(f)	493,052
	Other external costs	257,047	(257,047)	(a)	—		—
	Depreciation and amortisation	90,148	(65,442)	(b)	(24,706)	(f)	—
	Other operating income	(5,593)	5,593	(c)	—		—
	Staff costs	220,486	(220,486)	(d)	—		—
Restructuring and integration expenses		—	—		—		—
Other income, net		—	4,438	(c)	—		4,438
Operating income		111,405	(1,356)		(3,414)		106,635
Other non-operating income, net	Financial income	3,969	6,337	(c), (e)			10,306
Interest expense	Financial expenses	14,489	4,981	(e)	(1,272)	(f)	18,198
Earnings from continuing operations before income taxes		100,885	—		(2,142)		98,743
Provision for income taxes	Tax	18,970	—		(472)		18,498
Earnings from continuing operations		81,915	—		(1,670)		80,245
Loss from discontinued operations, net of income taxes		—	—		—		—
Net earnings		81,915	—		(1,670)		80,245
Net earnings attributable to noncontrolling interest		21,666	—		—		21,666
Net earnings attributable to SMP		60,249	—		(1,670)		58,579
(a) Reclassify other external costs of 236,875 to selling, general and administrative expense; 19,328 to cost of sales; and 844 to net sales
(b) Reclassify depreciation and amortisation expense of 62,622 to selling, general and administrative expense; and 2,820 to cost of sales
(c) Reclassify other operating income of 4,438 to other income; and 1,155 to other non-operating income
(d) Reclassify staff costs of 165,233 to selling, general and administrative expenses; and 55,253 to cost of sales
(e) Reclassify financial income of 5,182 to other non-operating income; and financial expenses of 202 to selling, general and administrative expenses
(f) Adjustment of lease expense to convert from IFRS 16 - Leases to ASC 842, Leases in accordance with SMP accounting policy under U.S. GAAP
(g) Reclassify cost of raw materials and consumables and changes in inventories of finished goods and work in progress to cost of sales

Note 5 – Preliminary purchase consideration and purchase price allocation
The accounting for the Acquisition, including the preliminary aggregate purchase consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities is based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Nissens Automotive, Standard Motor Products used management's forecasted cash flows, publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. Standard Motor

Products is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Acquisition. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Standard Motor Products believes are reasonable under the circumstances.

The following table summarizes the fair value of consideration transferred and the preliminary estimated fair values of the assets acquired and liabilities assumed at the date of the Acquisition:

(in 000's USD)	Preliminary estimated amount
Total estimated purchase consideration	$396,732
Recognized amounts of identifiable assets acquired and liabilities assumed:
Cash and cash equivalents	18,377
Accounts receivable, less allowances for discounts and expected credit losses	57,410
Inventories	89,429
Prepaid expenses and other current assets	636
Property, plant and equipment, net	29,048
Operating lease right-of-use assets	9,186
Other intangibles, net	227,100
Deferred income taxes	1,966
Other assets	385
Total assets acquired	433,538
Accounts payable	35,686
Sundry payables and accrued expenses	22,664
Accrued customer returns	1,032
Accrued rebates	22,958
Payroll and commissions	3,417
Long-term debt	16,479
Noncurrent operating lease liabilities	6,172
Other accrued liabilities	1,409
Deferred tax liabilities	56,265
Total liabilities assumed	166,083
Net assets acquired	267,456
Goodwill	$129,277
(i) The unaudited pro forma combined balance sheet has been adjusted to record Nissens Automotive’s inventories at a preliminary fair value of approximately $89.4 million, an increase of $9.4 million from the carrying value. The unaudited pro forma combined statement of operations for the year ended December 31, 2023 has been adjusted to recognize additional cost of sales related to the increased basis based on Nissens Automotive's average historical inventory turnover.
(ii) Preliminary identifiable intangible assets in the unaudited pro forma combined financial information consists of the following:

(in 000's USD)	Preliminary Fair Value	Estimated Useful Life
Tradenames - Nissens	$73,300	Indefinite
Tradenames - AVA	2,300	Indefinite
Tradenames - Highway	1,100	15.0
Customer relationships	150,400	16.0
Intangible assets acquired	$227,100
A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $0.3 million for the nine months ended September 30, 2024 and $0.4 million for the year ended December 31, 2023. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.
(iii) The unaudited pro forma combined balance sheet has been adjusted to record Nissens Automotive’s property, plant and equipment (consisting of land, buildings and improvements, equipment, furniture and fixtures, and leasehold improvements) at a preliminary fair value of approximately $29.0 million, an increase of $9.9 million from the carrying value. The unaudited pro forma combined statements of operations have been adjusted to recognize additional depreciation expense related to the increased basis in selling, general and administrative expenses. The additional depreciation expense is computed with the assumption that the related assets will be depreciated over a useful life of 25 years on a straight-line basis.

Note 6 – Adjustments to the Unaudited Pro Forma Combined Balance Sheet
(a) Reflects adjustments to cash and cash equivalents:

(in 000's USD)	Amount
Pro forma transaction adjustments:
Cash paid for outstanding Nissens Automotive common stock	$(396,732)
Cash received for settlement of forward foreign exchange contract to convert USD to euros	996
Net pro forma transaction adjustment to cash and cash equivalents	$(395,736)

Pro forma financing adjustments:
Cash from borrowings, net of debt issuance costs	$439,571
Net pro forma financing adjustment to cash and cash equivalents	$439,571

(b) Reflects the preliminary purchase accounting adjustment for inventories based on the acquisition method of accounting.

(in 000's USD)	Amount
Pro forma transaction adjustments:
Elimination of Nissens Automotive’s inventories - carrying value	$(80,012)
Preliminary fair value of acquired inventories	89,429
Net pro forma transaction adjustment to inventories	$9,417
Represents the adjustment of acquired inventories to its preliminary estimated fair value. After the closing, the step up in inventories to fair value will increase cost of sales as the inventories are sold, which for purposes of these pro forma financial statements is assumed to occur within the first six months after the Acquisition.
(c) Reflects the preliminary purchase accounting adjustment for the estimated fair value of property, plant and equipment based on the acquisition method of accounting.

(in 000's USD)	Amount
Pro forma transaction adjustments:
Elimination of Nissens Automotive’s historical net book value of property, plant and equipment	$(19,098)
Preliminary fair value of acquired property, plant and equipment	29,048
Net pro forma transaction adjustment to property, plant and equipment, net	$9,950
(d) Reflects the preliminary purchase accounting adjustment for the estimated fair value of acquired intangibles based on the acquisition method of accounting. Refer to Note 5 above for additional information on the acquired intangible assets expected to be recognized.

(in 000's USD)	Amount
Pro forma transaction adjustments:
Elimination of Nissens Automotive’s historical net book value of intangible assets	$(33,769)
Preliminary fair value of acquired intangibles	227,100
Net pro forma transaction adjustment to other intangibles, net	$193,331

(e) Reflects the preliminary purchase accounting adjustment for goodwill which represents the excess of the estimated aggregate purchase consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed.

(in 000's USD)	Amount
Pro forma transaction adjustments:
Elimination of Nissens Automotive’s historical goodwill	$(85,641)
Goodwill per purchase price allocation (Note 5)	129,277
Net pro forma transaction adjustment to goodwill	$43,636

(f) Reflects the estimated deferred taxes resulting from pro forma fair value adjustments of the acquired assets and assumed liabilities based on the statutory tax rate of 22% and preliminary purchase price allocations. The tax rates used for the pro forma financial information are estimated and could vary from the actual rate in periods after completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(g) Reflects borrowings, net of unamortized debt issuance costs, to fund the Acquisition and related transaction costs. Standard Motor Products drew down $442 million from the lenders under the 2024 Credit Agreement. The adjustment to current and long-term debt is comprised of the following items:

(in 000's USD)	Amount
Pro forma financing adjustments:
Current portion of term loan and other debt	$15,615
Long-term debt	425,371
Deferred financing costs	(1,415)
Net proceeds from new debt borrowings	$439,571

(h) Reflects the preliminary purchase accounting adjustment for sundry payables and accrued expenses with the offset to retained earnings.

(in 000's USD)	Amount
Pro forma transaction adjustments:
Accrual for exit bonuses payable to Nissens's Automotive employees by Nissens Automotive	$852
Accrual for SMP transaction costs	4,157
Net pro forma transaction adjustment to sundry payables and accrued expenses	$5,009
(i) Reflects adjustments related to the acquisition of all of the issued and outstanding shares of Nissens Automotive, including noncontrolling interest and the elimination of Nissens Automotive’s historical stockholders' equity balances in accordance with the acquisition method of accounting.
(j) Forward foreign exchange contracts to purchase a certain amount of euros that were executed in connection with the transaction.

Note 7 – Adjustments to the Pro Forma Unaudited Combined Statements of Operations
Adjustments included in the pro forma transaction adjustments column and pro forma financing adjustments column in the accompanying unaudited pro forma combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 are as follows:
(a) Reflects the adjustments to cost of sales, including the preliminary estimated fair value of inventories recognized through cost of sales during the first year after the Acquisition.

(in 000's USD)	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Pro forma transaction adjustments:
Inventory step-up flowing through cost of sales	$—	$9,417
Net pro forma transaction adjustment to cost of sales	$—	$9,417
Represents $9.4 million additional cost of sales recognized in connection with the step-up of inventories to fair value. SMP will recognize the increased value of inventories in cost of sales as the inventory is sold, which for purposes of this pro forma combined financial information is assumed to occur within the pro forma period, based on Nissens Automotive’s average historical inventory turnover
(b) Reflects the adjustments to selling, general and administrative expenses including the amortization of the estimated fair value of intangibles and the estimated transaction costs expensed.

(in 000's USD)	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Pro forma transaction adjustments:
Employee retention bonus expenses	$—	$1,761
Amortization of intangible assets step-up	2,827	3,756
Depreciation of property, plant, and equipment step-up	279	371
Expected transaction costs	—	4,157
Net pro forma transaction adjustment to selling, general and administrative expenses	$3,106	$10,045

(c) Reflects the expense related to borrowings to fund the Acquisition and related transaction costs and the amortization of financing costs:

(in 000's USD)	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Pro forma financing adjustments:
New interest expense on transaction financing:
Borrowings denominated in U.S. dollars	$9,086	$12,626
Borrowings denominated in euros	4,018	5,570
Net pro forma financing adjustments to interest expense	$13,104	$18,196

The new interest expense financing adjustments included in the unaudited pro forma combined statements of operations reflects the interest expense and amortization of debt issuance costs associated with borrowings to fund the Acquisition and related transaction costs. Interest was recognized for borrowings denominated in U.S. dollars using Adjusted Term SOFR of 4.70% plus 2.00% per annum. Interest expense was recognized for borrowings denominated in euros using Euribor rate of 3.15% plus 1.5% per annum. The costs incurred to secure the 2024 Credit Agreement are amortized on a straight-line basis over the five year term of the commitment.

A sensitivity analysis on interest expense for the year ended December 31, 2023, and the nine months ended September 30, 2024 has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the debt borrowings. The following table shows the change in the interest expense for the financing transaction described above:

(in 000's USD)	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Interest expense assuming:
Increase of 0.125%	$100	$140
Decrease of 0.125%	$(449)	$(623)

(d) To record the income tax impact of the pro forma adjustments for the year ended December 31, 2023 and for the nine months ended September 30, 2024, the tax impact of pro forma adjustments was computed using estimated statutory income tax rates for the relevant jurisdictions. The estimated income tax rates generally range between 22% and 25%. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law.

Note 8 – Earnings Per Share
The following table set forth the computation of pro forma basic and diluted earnings per share for the nine months ended September 30, 2024 and the year ended December 31, 2023:

(in 000's USD, except share and per share data)	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Net earnings (loss) attributable to SMP
Continuing operations	$66,329	$45,751
Discontinued operations	(24,727)	(28,996)
Net earnings attributable to SMP	$41,602	$16,755

Per common share data
Basic:
Continuing operations	$3.04	$2.11
Discontinued operations	(1.14)	(1.34)
Net earnings attributable to SMP per common share	$1.90	$0.77

Diluted:
Continuing operations	$2.98	$2.06
Discontinued operations	(1.11)	(1.31)
Net earnings attributable to SMP per common share	$1.87	$0.75

Dividend declared per common share	$0.87	$1.16

Weighted average number of common shares, basic	21,802,164	21,716,177
Weighted average number of common shares, diluted	22,225,444	22,161,341